Exhibit 99.1
THE REALREAL ANNOUNCES THIRD QUARTER 2025 RESULTS
Company delivers profitable growth with record high quarterly Revenue and Gross Merchandise Value, strengthening its leadership position in luxury resale

SAN FRANCISCO, November 10, 2025 -The RealReal, Inc. (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its third quarter ended September 30, 2025. Third quarter 2025 gross merchandise value (GMV) increased 20% year-over-year and total revenue increased 17% compared to the third quarter of 2024. Consignment revenue grew 15% compared to the prior year period, and direct revenue grew 47% year-over-year in the third quarter. Third quarter Adjusted EBITDA margin was 5.4%, an increase of 380 basis points versus the prior year period.

“We delivered another quarter of accelerating growth and expanded margins, with GMV up 20% and Adjusted EBITDA ahead of expectations,” said Rati Levesque, CEO of The RealReal. “Through execution against our strategic pillars — unlock supply through our growth playbook, drive operational efficiency, and obsess over service — we are changing the way people shop. Given this continued momentum, we are raising our full-year outlook.”

Levesque continued, "Going forward, we see an opportunity to continue to build trust with our sellers and improve the customer experience through deeper consignor relationships, enhanced tools and insights, and ongoing AI initiatives. We are at the leading edge of a growing industry, which fuels our ability to shape the evolution of luxury resale and drive sustained profitable growth."

Third Quarter Highlights
•GMV was $520 million, an increase of 20% compared to the same period in 2024
•Total Revenue was $174 million, an increase of 17% compared to the same period in 2024
•Gross Profit was $129 million, an increase of $18 million compared to the same period in 2024
•Gross Margin was 74.3%, a decrease of 60 basis points compared to the same period in 2024
•Net Loss was $(54) million or (31.1)% of total revenue, compared to $(18) million or (12.1)% of total revenue in the same period in 2024. Third Quarter 2025 Net Loss includes a $(44) million adjustment as a result of the change in fair value of warrant liability.
•Adjusted EBITDA was $9.3 million or 5.4% of total revenue compared to $2.3 million or 1.6% of total revenue in the same period in 2024
•GAAP basic net loss per share was $(0.47) compared to $(0.16) in the prior year period and GAAP diluted net loss per share was $(0.49) compared to $(0.17) in the prior year period
•Non-GAAP basic and diluted net loss attributable to common shareholders per share was $(0.04) compared to $(0.09) in the prior year period
•Top-line-related Metrics
◦Trailing twelve months active buyers was 1,024,000, an increase of 7% compared to the same period in 2024
◦Average order value (AOV) was $584, an increase of 12% versus the same period in 2024

Q4 and Full Year 2025 Guidance
Based on market conditions as of November 10, 2025, we are raising our full year guidance. Additionally, we are providing guidance for fourth quarter 2025 GMV, Total Revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q4 2025	Full Year 2025
GMV	$585 - $595 million	$2.099 - $2.109 billion
Total Revenue	$188 - $191 million	$687 - $690 million
Adjusted EBITDA	$17.5 - $18.5 million	$37.7 - $38.7 million

Webcast and Conference Call
The RealReal will host a conference call to review the company’s third quarter 2025 results beginning at approximately 2:00 p.m. Pacific Time today (5:00 p.m. Eastern Time). A live webcast of the conference call and accompanying materials will be available online at investor.therealreal.com. A replay of the webcast will be available at the same location.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with over 40 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We handle all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as shipping and customer service.
Investor Relations Contact:
IR@therealreal.com
Press Contact:
PR@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the recent geopolitical events, and uncertainty surrounding macro-economic trends, financial guidance, anticipated growth in 2025, the anticipated impact of generative AI, and financial targets, goals and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total revenue (“Adjusted EBITDA Margin”), free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net income (loss) before interest income, interest expense, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax expense on employee stock transactions, legal settlement charges, restructuring, gain on extinguishment of debt, change in fair value of warrant liabilities and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax expense on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax expense will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, payroll tax expenses on employee stock transactions, legal settlement charges, gain on extinguishment of debt, change in fair value of warrant liabilities and restructuring and other expenses divided by weighted average shares outstanding. We believe that making these adjustments before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Consignment revenue	$134,429	$116,908	$386,863	$345,270
Direct revenue	22,928	15,623	63,877	45,056
Shipping services revenue	16,216	15,224	48,054	46,163
Total revenue	173,573	147,755	498,794	436,489
Cost of revenue:
Cost of consignment revenue	14,318	13,326	41,033	39,714
Cost of direct revenue	18,130	12,925	50,550	38,970
Cost of shipping services revenue	12,205	10,791	35,592	32,347
Total cost of revenue	44,653	37,042	127,175	111,031
Gross profit	128,920	110,713	371,619	325,458
Operating expenses:
Marketing	14,146	11,604	45,549	40,646
Operations and technology	70,703	66,199	206,667	194,593
Selling, general and administrative	51,621	47,512	149,609	141,364
Restructuring charges	—	—	—	196
Total operating expenses (1)	136,470	125,315	401,825	376,799
Loss from operations	(7,550)	(14,602)	(30,206)	(51,341)
Change in fair value of warrant liability	(43,928)	744	3,112	(9,209)
Gain on extinguishment of debt	3,684	—	40,785	4,177
Interest income	818	1,940	3,301	6,272
Interest expense	(7,085)	(5,948)	(20,443)	(15,468)
Other income, net	34	—	642	—
Loss before provision for income taxes	(54,027)	(17,866)	(2,809)	(65,569)
Provision for income taxes	24	72	208	178
Net loss attributable to common stockholders	$(54,051)	$(17,938)	$(3,017)	$(65,747)
Net loss per share attributable to common stockholders
Basic	$(0.47)	$(0.16)	$(0.03)	$(0.61)
Diluted	$(0.49)	$(0.17)	$(0.38)	$(0.61)
Weighted average shares used to compute net loss per share attributable to common stockholders
Basic	115,893,232	109,016,060	113,793,229	107,043,946
Diluted	116,772,661	112,418,751	121,904,021	107,043,946

(1) Includes stock-based compensation as follows:
Marketing	$27	$225	$754	$707
Operations and technology	2,294	2,533	7,195	7,527
Selling, general and administrative	4,284	5,000	14,223	14,346
Total	$6,605	$7,758	$22,172	$22,580

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$108,422	$172,212
Accounts receivable, net	24,342	13,961
Inventory, net	29,698	23,583
Prepaid expenses and other current assets	19,961	22,913
Total current assets	182,423	232,669
Property and equipment, net	94,709	94,443
Operating lease right-of-use assets	68,465	75,714
Restricted cash	14,859	14,911
Other assets	5,756	5,358
Total assets	$366,212	$423,095
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$11,121	$11,004
Accrued consignor payable	86,803	89,718
Operating lease liabilities, current portion	24,077	22,835
Convertible Senior Notes, net, current portion	—	26,653
Other accrued and current liabilities	104,087	98,466
Total current liabilities	226,088	248,676
Operating lease liabilities, net of current portion	72,887	85,790
Convertible Senior Notes, net	230,463	276,807
Non-convertible notes, net	140,807	134,470
Warrant liability	75,472	78,584
Other noncurrent liabilities	5,547	6,144
Total liabilities	751,264	830,471
Stockholders’ deficit:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of September 30, 2025, and December 31, 2024; 116,674,739 and 111,242,479 shares issued and outstanding as of September 30, 2025, and December 31, 2024, respectively	1	1
Additional paid-in capital	871,791	846,450
Accumulated deficit	(1,256,844)	(1,253,827)
Total stockholders’ deficit	(385,052)	(407,376)
Total liabilities and stockholders’ deficit	$366,212	$423,095

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(3,017)	$(65,747)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	24,840	24,806
Stock-based compensation expense	22,172	22,580
Reduction of operating lease right-of-use assets	11,957	11,280
Bad debt expense	2,045	1,844
Non-cash interest expense	1,483	3,761
Issuance costs allocated to liability classified warrants	—	374
Accretion of debt discounts and issuance costs	1,663	1,607
Provision for inventory write-downs and shrinkage	2,228	2,479
Gain on debt extinguishment	(40,785)	(4,177)
Change in fair value of warrant liability	(3,112)	9,209
Loss (gain) related to warehouse fire, net	(362)	279
Other adjustments	(29)	(628)
Changes in operating assets and liabilities:
Accounts receivable, net	(12,426)	(571)
Inventory, net	(8,343)	96
Prepaid expenses and other current assets	1,079	990
Other assets	(499)	229
Operating lease liability	(16,369)	(15,263)
Accounts payable	663	837
Accrued consignor payable	(2,915)	(5,006)
Other accrued and current liabilities	7,201	10,036
Other noncurrent liabilities	16	(163)
Net cash used in operating activities	(12,510)	(1,148)
Cash flow from investing activities:
Insurance proceeds related to warehouse fire	2,309	461
Capitalized proprietary software development costs	(9,658)	(8,051)
Purchases of property and equipment	(14,955)	(9,168)
Net cash used in investing activities	(22,304)	(16,758)
Cash flow from financing activities:
Proceeds from exercise of stock options	310	118
Taxes paid related to restricted stock vesting	(120)	(467)
Repayment of 2025 Notes	(26,749)	—
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	838	624
Cash received from settlement of capped calls in conjunction with the Note Exchanges	1,907	396
Issuance costs paid related to the Note Exchanges	(5,214)	(5,298)
Net cash used in financing activities	(29,028)	(4,627)
Net decrease in cash, cash equivalents and restricted cash	(63,842)	(22,533)
Cash, cash equivalents and restricted cash
Beginning of period	187,123	190,623
End of period	$123,281	$168,090

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Adjusted EBITDA Reconciliation:
Net loss	$(54,051)	$(17,938)	$(3,017)	$(65,747)
Net loss (% of revenue)	(31.1)%	(12.1)%	(0.6)%	(15.1)%
Depreciation and amortization	8,209	8,270	24,840	24,806
Interest income	(818)	(1,940)	(3,301)	(6,272)
Interest expense	7,085	5,948	20,443	15,468
Provision for income taxes	24	72	208	178
EBITDA	(39,551)	(5,588)	39,173	(31,567)
Stock-based compensation	6,605	7,758	22,172	22,580
Payroll taxes expense on employee stock transactions	285	76	1,084	250
Legal settlement	—	—	—	600
Gain on extinguishment of debt (1)	(3,684)	—	(40,785)	(4,177)
Change in fair value of warrant liability (2)	43,928	(744)	(3,112)	9,209
Restructuring and other (3)	1,711	822	1,711	1,407
Adjusted EBITDA	$9,294	$2,324	$20,243	$(1,698)
Adjusted EBITDA (% of revenue)	5.4%	1.6%	4.1%	(0.4)%

(1) The gain on extinguishment of debt for the three and nine months ended September 30, 2025 reflects the difference between the carrying value of the 2025 Exchanged Notes and the fair value of the 2031 Notes. The gain on extinguishment of debt for the nine months ended September 30, 2024 reflects the difference between the carrying value of the 2024 Exchanged Notes and the fair value of the 2029 Notes.
(2) The change in fair value of warrant liability for the three and nine months ended September 30, 2025 and September 30, 2024 reflects the remeasurement of the Warrants issued by the Company in connection with the 2024 Note Exchange in February 2024.
(3) Restructuring and other expenses for the three and nine months ended September 30, 2025 consist of employee severance costs associated with a departmental reorganization, including certain executives, recorded within Marketing and Selling, General and Administrative expenses on the condensed statements of operations. Restructuring and other expenses for the three and nine months ended September 30, 2024 reflect estimated losses related to the fire at one of our New Jersey authentication centers, net of estimated insurance recoveries and employee severance related charges related to the 2023 savings plan, which included the closure of certain retail and office locations and a workforce reduction.

A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(54,051)	$(17,938)	$(3,017)	$(65,747)
Stock-based compensation	6,605	7,758	22,172	22,580
Payroll tax expense on employee stock transactions	285	76	1,084	250
Legal settlement	—	—	—	600
Provision for income taxes	24	72	208	178
Gain on extinguishment of debt	(3,684)	—	(40,785)	(4,177)
Change in fair value of warrant liability	43,928	(744)	(3,112)	9,209
Restructuring and other	1,711	822	1,711	1,407
Non-GAAP net loss attributable to common stockholders	$(5,182)	$(9,954)	$(21,739)	$(35,700)
Weighted-average common shares outstanding to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	115,893,232	109,016,060	113,793,229	107,043,946
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.04)	$(0.09)	$(0.19)	$(0.33)
The following table presents a reconciliation of net cash provided for (used in) operating activities to free (negative) cash flow for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$19,330	$9,073	$(12,510)	$(1,148)
Purchase of property and equipment and capitalized proprietary software development costs	(5,612)	(6,939)	(24,613)	(17,219)
Free (negative) cash flow	$13,718	$2,134	$(37,123)	$(18,367)

Key Financial and Operating Metrics:

	September 30, 2023	December 31, 2023	March 30, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
	(In thousands, except AOV and percentages)
GMV	$407,608	$450,668	$451,941	$440,914	$433,074	$503,534	$490,405	$504,105	$519,814
NMV	$302,912	$335,245	$334,815	$329,422	$335,191	$383,447	$370,757	$379,377	$397,062
Consignment Revenue	$102,852	$113,500	$115,648	$112,714	$116,908	$128,126	$123,814	$128,620	$134,429
Direct Revenue	$17,356	$15,964	$12,709	$16,724	$15,623	$19,524	$20,454	$20,495	$22,928
Shipping Services Revenue	$12,964	$13,909	$15,443	$15,496	$15,224	$16,345	$15,765	$16,073	$16,216
Number of Orders	794	826	840	820	829	870	869	868	890
Take Rate	38.1%	37.7%	38.4%	38.5%	38.6%	37.7%	38.6%	37.9%	37.9%
Active Buyers	954	922	922	942	958	972	985	1,001	1,024
AOV	$513	$545	$538	$538	$522	$579	$564	$581	$584